Exhibit 16.1

2322 Tremont Drive ● Baton Rouge, LA 70809

178 Del Orleans Avenue, Suite C ● Denham Springs, LA 70726

650 Poydras Street, Suite 1200 ● New Orleans, LA 70130

Phone: 225.928.4770 ● Fax: 225.926.0945

www.htbcpa.com

August 16, 2019

Securities and Exchange Commission

100F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 16, 2019, of Business First Bancshares, Inc. and are in agreement with the statements contained in paragraphs 1 through 5 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Respectfully submitted,